UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FIRST TRUST ALTERNATIVE OPPORTUNITIES FUND

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

First Trust Alternative Opportunities Fund

Abstention Adjournment Call Guide

Good (morning, afternoon, evening). My name is (AGENT’S FULL NAME).

May I please speak with (INVESTOR FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment in the First Trust Alternative Opportunities Fund.

I apologize for any inconvenience. The reason for my call is to inform you that the Special Meeting of Shareholders of the Fund that was scheduled to take place on January 26, 2023 has been adjourned to February 23, 2023 due to a lack of shareholder participation. However, since I assume you are not able to attend the Special Meeting, I just wanted to confirm that you would like to vote Abstain?

(Pause For Response)

(Review Voting Options with Investor If Necessary)

If we identify any additional accounts you hold in the First Trust Alternative Opportunities Fund before the meeting takes place, would you like us to vote those accounts in the same manner as well? (Pause For Response)

*CONFIRMATION: I am recording your (Recap Voting Instructions). Today (Today’s Date & Time).

For confirmation purposes:

•	Please state your full name. (Pause)

•	According to our records, you reside in (city, state, zip code). (Pause)

•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll free number listed on the confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

REBUTTAL:

If you are unsure how to vote, you can simply Abstain which is neither a favorable nor an against vote. Doing so will ensure that your shares are represented at the upcoming Special Meeting which will help avoid further costly adjournments.

Would you like to Abstain?